UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 25, 2005

Western Goldfields, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Idaho

(State or Other Jurisdiction of Incorporation)

0-50894	38-3661016
(Commission File Number)	(IRS Employer Identification No.)

961 Matley Lane, Suite 120
Reno, Nevada	89502
(Address of Principal Executive Offices)	(Zip Code)

(775) 337-9433

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On August 25, 2005, Western Goldfields, Inc. (the “Company”) entered into a stock option agreement with Romarco Minerals, Inc. (“Romarco”) pursuant to which the Company granted to Romarco an irrevocable option to purchase, under certain circumstances, up to such number of shares of common stock, par value $0.01 per share, of the Company (‘Western Common Stock”) as equals 19.9% of the issued and outstanding shares of Western Common Stock at the first time of exercise of the stock option at purchase price equal to $0.16 per share. A copy of the stock option agreement is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

On August 25, 2005, the Company entered into a stock option agreement with Romarco pursuant to which Romarco granted to the Company an irrevocable option to purchase, under certain circumstances, up to such number of shares of common stock, no par value, of Romarco (“Romarco Common Stock”) as equals 19.9% of the issued and outstanding shares of Romarco Common Stock at the first time of exercise of the stock option at purchase price equal to Cdn$0.175 per share. A copy of the stock option agreement is filed as Exhibit 99.2 to this Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

99.1	Stock Option Agreement, dated as of August 25, 2005, between the Company and Romarco.
99.2	Stock Option Agreement, dated as of August 25, 2005, between the Company and Romarco.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Goldfields, Inc.

Date: August 26, 2005	By:	/s/ Becky Corigliano
Becky Corigliano
Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

ExhibitNo.	Exhibit Name

99.1	Stock Option Agreement, dated as of August 25, 2005, between the Company and Romarco.

99.2	Stock Option Agreement, dated as of August 25, 2005, between the Company and Romarco.